UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 16, 2008

TRUEBLUE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)

(253) 383-9101

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.            Results of Operations and Financial Condition.

On April 16, 2008, TrueBlue, Inc. (the “Company”) issued a press release (the “Press Release”) reporting its financial results for the first quarter ended March 28, 2008 and revenue and earnings guidance for the second quarter of 2008, a copy of which is attached hereto as Exhibit 99.1 and the contents of which are incorporated herein by this reference.

Item 7.01.            Regulation FD Disclosure.

In connection with the scheduled conference call at 2 p.m. (PT), Wednesday, April 16, 2008 to discuss the Company’s financial results for the first quarter ended March 28, 2008, management of the Company may discuss or refer to some of the information contained in the attached “2008 Assumptions” document, which is attached to this report as Exhibit 99.2.

In accordance with General Instruction B.2. of Form 8-K, the information contained above in this report (including the Press Release and the “2008 Assumptions” document shall not be deemed “Filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall the Press Release or the “2008 Assumptions” document be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 8.01.            Other Events.

On April 16, 2008, the Company issued a press release announcing that it has entered into an agreement to acquire Personnel Management, Inc., a copy of which is attached hereto as Exhibit 99.3.

Item 9.01.            Financial Statements and Exhibits.

(d)           Exhibits

99.1.        Press Release of the Company dated April 16, 2008.

99.2         “2008 Assumptions” document.

99.3         Press Release of the Company dated April 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC.
(Registrant)

Date: April 16, 2008	By:	/s/ James E. Defebaugh

James E. Defebaugh
Executive Vice President,
General Counsel and Secretary